Exhibit 5.1



                         SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                            FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER                                               E-MAIL ADDRESS





                                                                November 8, 2005


Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, IN 46302


Ladies and Gentlemen:

          We have acted as counsel to Conseco, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration by the Company of $330,000,000 aggregate principal amount of 3.50% Convertible Debentures due September 30, 2035 (the "Debentures") and the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") into which the Debentures initially may be converted (the "Conversion Shares"). The Debentures were issued under an indenture (the "Indenture") dated as of August 15, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee").

          We have examined the Registration Statement, a form of the certificate representing the shares of Common Stock and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or

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                                      -2-                      November 8, 2005

duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Indenture is the valid and legally binding obligation of the Trustee; and (2) the Debentures have been duly authenticated by the Trustee.

          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          1. The Debentures constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          2. The Conversion Shares into which the Debentures are initially convertible have been duly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered in accordance with the terms of the Indenture and the Debentures, will be validly issued, fully paid and non-assessable.

          Our opinion set forth above in paragraph 1 is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws

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                                      -3-                      November 8, 2005

relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett LLP

                                       SIMPSON THACHER & BARTLETT LLP